Exhibit 99.1

Elutia Announces Strong First Quarter 2025 Financial Results Driven by 84% Sequential Growth in EluPro™ Sales

- New Boston Scientific distribution partnership now underway -

- Conference call today at 5:00 p.m. ET / 2:00 p.m. PT -

SILVER SPRING, Md., May 8, 2025 — Elutia Inc. (Nasdaq: ELUT) (“Elutia” or the “Company”), a pioneer in drug-eluting biomatrix technologies, today reported strong first-quarter results for 2025 and highlighted key developments driving the adoption of EluPro™. In its first quarter post-launch, EluPro demonstrated strong momentum, establishing its position as a groundbreaking solution for cardiac implantable electronic device (CIED) procedures.

Business Highlights:

•	The EluPro™ Revolution is Now Underway: In its first full quarter post-launch, EluPro experienced an 84% sequential increase, driving 31% year-over-year BioEnvelope revenue growth, totaling $3.1 million; EluPro accounted for approximately 52% of BioEnvelope sales in the quarter.

•	Robust Market Access of EluPro: Value analysis committee (VAC) approvals now exceed 125, with hospitals actively ordering; two new GPO contracts signed in Q1 bring total coverage to seven with broad national reach.

•	New Strategic Partnership with Boston Scientific (BSC): Expected to accelerate adoption starting in Q2 2025; Combined commercial footprint now exceeds 900 sales professionals nationwide, with BSC reps driving VAC approvals and in-procedure adoption of EluPro; Elutia captures full end-user revenue while leveraging BSC case coverage under a favorable economic model; initial training is complete and BSC is already generating sales in over 50 hospitals.

•	EluPro Gaining Recognition Through Targeted Marketing: Prominent presence at Heart Rhythm Society 2025, launching a new national campaign: ‘Putting an End to Unnecessary Roughness – Feel the Difference Biology Makes.’

•	Scientific Leadership Driving Credibility and Adoption: EluPro received a 2025 Edison Award for innovation in post-surgical recovery; the first patient was enrolled in the real-world outcomes study; and new peer-reviewed data further validated EluPro’s broad-spectrum antibacterial efficacy.

•	Cardiovascular Portfolio Update: Elutia regained full commercial rights to ProxiCor™, Tyke™, and VasCure™, now sold through a lean contractor-based model expected to drive top-line growth and immediately improve cash flow.

•	Strengthened Financial Position: Raised $15.0 million in gross proceeds through a registered direct offering; amended SWK loan terms to allow full PIK interest and potential access to an additional $5 million term loan; and revised the Ligand agreement to accept equity in lieu of cash, reducing outflows by $2.2 million in H1 2025.

“With an 84% increase in sequential sales, EluPro has exceeded expectations, and we’re just getting started,” said Dr. Randy Mills, CEO of Elutia. “We plan to supercharge this momentum through our partnership with Boston Scientific by expanding surgical case coverage and facilitating VAC approvals at scale. As demand grows, we remain laser-focused on what matters most: delivering high-quality, drug-eluting biologics that help patients thrive without compromise.”

First Quarter 2025 Financial Results

For the three-month period ended March 31, 2025, as compared to the same period of 2024:

•	Net sales for BioEnvelope products, including both EluPro and CanGaroo, increased by 31%, totaling $3.1 million compared to $2.4 million in Q1 2024, reflecting strong and accelerating sales of EluPro.

•	Net sales of SimpliDerm were $2.6 million, compared to $3.6 million in Q1 2024.

•	Net sales of Cardiovascular products were $0.3 million, compared to $0.8 million in Q1 2024.

•	Overall net sales decreased 10% to $6.0 million, compared to $6.7 million.

•	Gross margin on a GAAP basis was 40.7%, compared to 42.5%

•	Adjusted gross margin (a non-GAAP measure which excludes non-cash amortization of intangibles) was 54.8%, compared to 55.2%. A reconciliation of GAAP gross margin to adjusted gross margin is included in the accompanying financial tables.

•	Total operating expenses were $10.4 million, compared to $11.3 million.

•	Loss from operations was $7.9 million, compared to $8.5 million.

•	Adjusted EBITDA (a non-GAAP measure that excludes from net loss certain non-operating, non-cash and non-recurring items) was a loss of $3.3 million, compared to a loss of $3.6 million. A reconciliation of net loss to adjusted EBITDA is included in the accompanying financial tables.

•	Cash balance as of March 31, 2025, was $17.4 million.

Conference Call

Elutia will host a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss its first quarter 2025 financial results and performance.

The conference call can be accessed using the following information:

Webcast: Click here
U.S. Investors: 877-407-8029
International Investors: 201-689-8029
Conference ID: 13753035

About Elutia

Elutia develops and commercializes drug-eluting biomatrix products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Non-GAAP Disclosure

In addition to the Company's financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The Company presents in this press release the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted gross margin and adjusted gross profit. The Company defines EBITDA as GAAP net loss excluding interest expense, income tax expense, depreciation and amortization, and the Company defines adjusted EBITDA as EBITDA excluding stock-based compensation, FiberCel and VBM litigation costs, loss or gain on revaluation of warrant liability, warrant issuance expenses and gain on revaluation of revenue interest obligation. The Company defines adjusted gross profit and adjusted gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of operating results across reporting periods. The Company uses this non-GAAP financial information to establish budgets, manage the Company's business, and set incentive and compensation arrangements. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For a reconciliation of these non-GAAP measures to GAAP, see below “Non-GAAP Reconciliations of EBITDA and Adjusted EBITDA” and “Non-GAAP Reconciliations of Adjusted Gross Profit and Adjusted Gross Margin.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning the market reception of EluPro, including the timing and anticipated success thereof. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements, including, but not limited to the following: our ability to successfully commercialize, market and sell our EluPro product; our ability to continue as a going concern; our ability to achieve or sustain profitability; the risk of product liability claims and our ability to obtain or maintain adequate product liability insurance; our ability to defend against the various lawsuits and claims related to our recalled FiberCel and other viable bone matrix products and avoid a material adverse financial consequence from those lawsuits and claims; our ability to prevail in lawsuits and claims seeking indemnity, contribution and insurance coverage for FiberCel and other viable bone matrix product liabilities; the continued and future acceptance of our products by the medical community; our ability to enhance our products, expand our product indications and develop, acquire and commercialize additional product offerings; our dependence on our commercial partners and independent sales agents to generate a substantial portion of our net sales; our dependence on a limited number of third-party suppliers and manufacturers, which, in certain cases are exclusive suppliers for products essential to our business; our ability to successfully realize the anticipated benefits of the November 2023 sale of our Orthobiologics business; physician awareness of the distinctive characteristics, benefits, safety, clinical efficacy and cost-effectiveness of our products; our ability to compete against other companies, most of which have longer operating histories, more established products and/or greater resources than we do; pricing pressure as a result of cost-containment efforts of our customers, purchasing groups, third-party payors and governmental organizations that could adversely affect our sales and profitability; our ability to obtain regulatory approval or other marketing authorizations by the FDA and comparable foreign authorities for our products and product candidates; our ability to obtain, maintain and adequately protect our intellectual property rights; and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com

ELUTIA INC.

CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$17,358	$13,239
Accounts receivable, net	2,860	2,276
Inventory	4,286	3,911
Receivables of litigation costs	3,893	4,760
Prepaid expense and other current assets	1,620	1,986
Total current assets	30,017	26,172
Property and equipment, net	1,031	773
Intangible assets, net	7,424	8,273
Operating lease right-of-use assets, and other	826	909
Total assets	$39,298	$36,127

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses and other current liabilities	$10,608	$11,253
Current portion of long-term debt	2,500	1,250
Current portion of revenue interest obligation	5,500	4,400
Contingent liability for legal proceedings	17,808	20,432
Current operating lease liabilities	435	460
Total current liabilities	36,851	37,795
Long-term debt	21,762	22,603
Long-term revenue interest obligation	4,735	5,490
Warrant liability	12,089	16,076
Other long-term liabilities	319	423
Total liabilities	75,756	82,387
Stockholders' equity (deficit):
Common stock	41	35
Additional paid-in capital	197,027	183,298
Accumulated deficit	(233,526)	(229,593)
Total stockholders' deficit	(36,458)	(46,260)
Total liabilities and stockholders' deficit	$39,298	$36,127

ELUTIA INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2025	2024
Net sales	$6,030	$6,694
Cost of goods sold	3,573	3,851
Gross profit	2,457	2,843
Operating expenses:
Sales and marketing	3,031	3,309
General and administrative	3,871	5,056
Research and development	905	1,172
Litigation costs, net	2,572	1,785
Total operating expenses	10,379	11,322
Loss from operations	(7,922)	(8,479)
Interest expense	1,085	1,313
Other (income) expense, net	(5,082)	8,194
Loss before provision of income taxes	(3,925)	(17,986)
Income tax expense	8	8
Net loss	$(3,933)	$(17,994)
Net loss per share - basic	$(0.10)	$(0.75)
Net loss per share - diluted	$(0.21)	$(0.75)
Weighted average common shares outstanding - basic	38,616,207	23,912,326
Weighted average common shares outstanding - diluted	42,913,111	23,912,326

ELUTIA INC.

NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN RECONCILIATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2025	2024
Net sales	$6,030	$6,694
Gross profit	2,457	2,843
Intangible asset amortization expense	849	849
Adjusted gross profit (Non-GAAP)	$3,306	$3,692
Gross margin	40.7%	42.5%
Adjusted gross margin percentage (Non-GAAP)	54.8%	55.2%

ELUTIA INC.

EBITDA AND ADJUSTED EBITDA RECONCILIATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2025	2024
Net loss	$(3,933)	$(17,994)
Interest expense(1)	1,085	1,313
Provision (benefit) for income taxes	8	8
Depreciation and amortization	868	864
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (Non-GAAP)	(1,972)	(15,809)
Stock-based compensation	1,211	2,197
Litigation costs, net(2)	2,572	1,785
(Gain) loss on revaluation of warrant liability(3)	(5,187)	9,636
Warrant issuance expenses	105	-
Gain on revaluation of revenue interest obligation(4)	-	(1,442)
Adjusted EBITDA (Non-GAAP)	$(3,271)	$(3,633)

(1)	Represents interest expense recorded on all outstanding long-term debt as well as the revenue interest obligation.
(2)	Represents litigation costs consisting primarily of legal fees and the estimated and actual costs to resolve the outstanding FiberCel and VBM litigation cases offset by the amounts recovered and recoverable under insurance, indemnity and contribution agreements for such costs.
(3)	Represents non-cash expense attributable to the revaluation of Common Warrants and Prefunded Warrants issued in connection with a private offering in September 2023 and registered direct offerings in June 2024 and February 2025
(4)	Represents the gain on the revaluation of the revenue interest obligation. At each reporting period, the value of the revenue interest obligation is re-measured based on current estimates of future payments, with changes to be recorded in the consolidated statements of operations using the catch-up method.